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                                                                    EXHIBIT 10.9


                           FOURTH AMENDMENT TO LEASE


     THIS FOURTH AMENDMENT TO LEASE (this "Amendment") is made as of this 25th day of April, 2000, by and between HILL MANAGEMENT SERVICES, INC., a Maryland corporation, agent for the owner ("Landlord"), and ADVANCE PARADIGM CLINICAL SERVICES, INC., a Maryland corporation ("TENANT").

                                    Recitals
                                    --------

     A. Whereas, Landlord and Paradigm Pharmacy Management entered into a Lease dated March 16, 1994, as amended by an Amendment to Lease dated October 19, 1996, a Second Amendment to Lease dated September 30, 1998, and a Third Amendment to Lease dated October 11, 1999 (collectively, the "LEASE"), for Suites 1000, 900, 600, 601 and 603 consisting of approximately 31,363 square feet (the "INITIAL LEASED PREMISES"), which has an address of 11350 McCormick Road, Hunt Valley, Maryland 21031 and is known as Executive Plaza II (the "PROPERTY").

     B. Landlord and Tenant now desire to amend certain provisions of the Lease.

                                   Agreements
                                   ----------

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

     Section 1. Amendment of Lease. The provisions of the Lease are amended as follows:

     1.1 Leased Premises. Commencing July 1, 2000 the Leased Premises shall consist of approximately 33,599 square feet, and shall be comprised of the Initial Leased Premises as defined in Section 1.2 of the Third Amendment to Lease and an additional 2,236 square feet known as Suites 602 and 604 of Executive Plaza II (the ADDITIONAL LEASED PREMISES"). The Additional Leased Premises are more particularly depicted as outlined in red on Exhibit A, attached hereto and made a part hereof.

     1.2 Rent. Commencing on July 1, 2000, Tenant shall pay to Landlord annual basic rent of Six Hundred Thirteen Thousand One Hundred Eighty-One and 75/100 Dollars ($613,181.75), payable in equal monthly installments of Fifty One Thousand Ninety-Eight and 48/100 Dollars ($51,098.48). Commencing December 1, 2000, and for each succeeding lease year thereafter, the annual basic rent shall be increased to an amount equal to 103% of the annual basic rent for the immediately preceding lease year as set forth in Section 2.C. of the Lease.

     1.3 Operating Costs. In the event Operating Costs (hereinafter defined) for any future calendar year are greater than the Operating Costs for the first calendar year, such first calendar year to be defined for the purposes of this paragraph to mean the year 2000, whether during the Initial Lease Term or any renewal period(s). Tenant shall pay Landlord, as Additional Rent for each such future calendar year, an amount equal to 1.9% ("TENANT'S PROPORTIONATE SHARE") of the increase in Operating Costs. Tenant's Proportionate Share is based upon the relationship between the square footage of the Additional Leased Premises (approximately 2,236 square feet) and the total square footage in the Property (approximately 117,334 square feet). As used in this Lease, the term "OPERATING COSTS" shall mean the aggregate of all reasonable and proper expenses and costs incurred and paid by Landlord for operating the Property. Such expenses and costs shall be those that are usual and customary as found in the operation of other first class office buildings and shall include, but not be limited to, all expenses and costs that are required to operate, maintain or repair the building and outside areas of the Property, the cost of capital improvements designed to protect the health and safety of the tenants in the building, the cost of all alterations and improvements to the building that are necessary to comply with the ADA (as hereinafter defined) and the cost of monitoring and maintaining suitable indoor air quality (including regular inspections and repairs to the building HVAC system). Such expenses and costs shall not include as Operating Costs any items for which Landlord will be compensated by insurance or by reimbursement by a particular tenant of costs directly borne by others.

     These costs shall also include any costs incurred by Landlord to modify or retrofit any building system (e.g. HVAC equipment, security devices, elevator equipment) so that such system(s) will accurately process date and/or time data



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relating to the year 2000; provided that if such costs are deemed to be capital costs under generally accepted accounting principals, then such costs shall be amortized over a period of five (5) years.

     1.4.A. Taxes. Tenant shall pay to Landlord as Additional Rent, Tenant's Proportionate Share (1.9%) of any increase in real and personal property taxes, assessments, and other governmental charges (including, but not limited to, metropolitan charges and frontfoot benefit charges) assessed against the Property, whether as a result of an increase in assessment or an increase in tax rate, in excess of the taxes, assessments and charges for the fiscal year 2000-2001. The foregoing shall apply to increases in real estate taxes, assessments and charges assessed against the Property generally, and not resulting from improvements placed on the Leased Premises by Tenant. In the event of any increase resulting from such improvements, Tenant shall pay all of said increase. Tenant's improvements are considered to be all improvements to the Leased Premises, except for the shell building, which includes space heaters, lighting provided by Landlord, and powder rooms, whether the taxes are payable to the State of Maryland and/or other governing municipalities. Said taxes, assessments and charges include, but are not limited to, paying taxes and any and all benefits or assessments which may be levied on the Property hereby leased, but not including the Income tax or any state or other tax upon the income or rent payable hereunder. In the event Landlord incurs expenses as a result of engaging in efforts to reduce the assessment or taxes, Tenant shall pay Tenant's Proportionate Share of said expenses.

     B. Other Taxes. Tenant shall assume and pay to Landlord, as Additional Rent, prior to the imposition of any fine, penalty, interest or costs for the nonpayment thereof, all excise, sales, gross receipt or other tax (other than a net income or excess profits tax) which may be (a) assessed or imposed on or be measured by such rent or other charge which may be treated as rent, (b) which may be imposed on the letting or other transaction for which such tax is payable and which Landlord may be required to pay or collect under any law now in effect or hereafter enacted by any governmental authority, or (c) which may be imposed by virtue of Tenant's operations in the Leased Premises.

     1.5. Option to Terminate. Commencing July 1, 2000 Tenant's Option to Terminate as detailed in Section 1.6 of the Third Amendment to Lease dated October 11, 1999 shall be of no further force or effect.

     1.6. Tenant Improvements. Landlord, at its sole cost and expense, shall provide turn-key Tenant improvements in accordance with the attached floor plan known as Exhibit B attached hereto and made a part hereof.

     1.7. Contingency. This amendment shall be expressly contingent upon Landlord's execution of a relocation amendment with the tenants currently occupying the Additional Leased Premises.

     Section 2. Titles of Sections. The section titles used in this Amendment are for convenience of reference only, and shall not constitute a part of this Amendment nor shall they affect the meaning, construction or effect of this Amendment or the Lease.

     Section 3. Definitions. Unless otherwise set forth in this Amendment, all capitalized terms shall have the same meaning ascribed to them in the Lease.

     Section 4. Interpretation. All other terms, covenants and conditions of the Lease shall remain unchanged and continue in full force and effect except as such terms, covenants and conditions have been amended or modified by this Amendment, and this Amendment shall, by this reference, constitute a part of the Lease.

     Section 5. Representations. Tenant hereby represents and warrants to Landlord that, as of the date hereof, it (i) is the sole legal and beneficial owner of all of the right, title and interest granted to it by the provisions of the Lease, (ii) has not sold, transferred or encumbered any or all of such right, title or interest, and (iii) has the full and sufficient right at law and in equity to execute and deliver this Amendment as the owner of such right, title, and interest, without the necessity of having any other person's consent thereto or joinder therein.

     Section 6. Successors and Assigns. This Amendment and the terms, covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord and its successors and assigns, and Tenant and its permitted successors and assigns.

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        IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be duly executed under seal on behalf by their duly authorized representative, as of the date first above written.


WITNESS/ATTEST:                         Landlord:

                                        HILL MANAGEMENT SERVICES, INC.
                                        agent for the owner

/s/ DANIELLE M. BEYRODT                 By: /s/ [Signature Illegible]  (SEAL)
---------------------------                ----------------------------
                                        Title: VP

                                        Date: 4/25/00


WITNESS/ATTEST:                         Tenant:

                                        ADVANCE PARADIGM CLINICAL SERVICES, INC.

/s/ SUSAN JENKINS                       By: /s/ JOE FILIPEK              (SEAL)
---------------------------                ------------------------------

                                        Printed Name: Joe Filipek

                                        Title: President & CEO

                                        Date: 4/12/00





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                                   EXHIBIT A



                                  [FLOOR PLAN]
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                                   EXHIBIT B


                                  [FLOOR PLAN]